                                                                    EXHIBIT 10.3






                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                JANUARY 19, 2001

                                  BY AND AMONG

                          HCC INSURANCE HOLDINGS, INC.,
                           HCC EMPLOYEE BENEFITS, INC.

                                       AND

                              JAMES SCOTT SCHANEN,
                                LISA RAE SCHANEN,
                              CONNOR SCHANEN QSST,
                              AUSTIN SCHANEN QSST,
                                  KEVIN TOLBERT

                                       AND

                         SCHANEN CONSULTING CORPORATION

                                        TABLE OF CONTENTS

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
ARTICLE 1 THE MERGER ...............................................................2
        Section 1.1        The Merger...............................................2
        Section 1.2        Conversion of Stock......................................3
        Section 1.3        Exchange of Certificates.................................3
        Section 1.4        Escrow...................................................4
ARTICLE 2 THE SURVIVING CORPORATION.................................................4
        Section 2.1        Certificates of Incorporation............................4
        Section 2.2        Bylaws...................................................5
        Section 2.3        Directors and Officers...................................5
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS.................................5
        Section 3.1        Corporate Existence and Power............................5
        Section 3.2        Authorization............................................5
        Section 3.3        Governmental Authorization...............................6
        Section 3.4        Non-Contravention........................................6
        Section 3.5        Capitalization...........................................7
        Section 3.6        Subsidiaries and Joint Ventures..........................8
        Section 3.7        Financial Statements.....................................8
        Section 3.8        Absence of Certain Changes...............................8
        Section 3.9        No Undisclosed Liabilities..............................10
        Section 3.10       Accounting Matters......................................10
        Section 3.11       Litigation..............................................10
        Section 3.12       Taxes...................................................11
        Section 3.13       Employee Benefit Plans, ERISA...........................11
        Section 3.14       Material Agreements.....................................13
        Section 3.15       Properties..............................................14
        Section 3.16       Environmental Matters...................................15
        Section 3.17       Labor Matters...........................................15
        Section 3.18       Compliance with Laws....................................16
        Section 3.19       Trademarks, Tradenames, Etc.............................16
        Section 3.20       Sales Negotiations......................................16
        Section 3.21       Broker's Fees...........................................16
        Section 3.22       Knowledge of the Sellers................................16
        Section 3.23       Retained Earnings.......................................16
        Section 3.24       Absence of Questionable Payments........................16
        Section 3.25       Bank Accounts...........................................17
        Section 3.26       Accounts Receivable.....................................17
        Section 3.27       Full Disclosure.........................................17
        Section 3.28       Sophistication; Accreditation...........................17
        Section 3.29       Claims Against the Company..............................17
        Section 3.30       HSR Representation......................................17
        Section 3.31       Investment for Own Account..............................18
        Section 3.32       Legends.................................................18
        Section 3.33       Waiver of Dissenter's Rights............................18
        Section 3.34       Assignment of Commissions...............................18



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
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
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF
          HCC AND MERGER SUB.......................................................19
        Section 4.1        Corporate Existence and Power...........................19
        Section 4.2        Corporate Authorization.................................19
        Section 4.3        Governmental Authorization..............................19
        Section 4.4        Non-Contravention.......................................19
        Section 4.5        Broker's Fees...........................................20
        Section 4.6        SEC Filings.............................................20
        Section 4.7        Full Disclosure.........................................20
        Section 4.8        Knowledge of Purchasers.................................20
ARTICLE 5 COVENANTS OF THE SELLERS.................................................21
        Section 5.1        Conduct of SCG..........................................21
        Section 5.2        Access to Financial and Operational Information.........22
        Section 5.3        Other Offers............................................22
        Section 5.4        Maintenance of Business.................................23
        Section 5.5        Compliance with Obligations.............................23
        Section 5.6        Notices of Certain Events...............................23
        Section 5.7        Necessary Consents......................................23
        Section 5.8        Regulatory Approval.....................................24
        Section 5.9        Satisfaction of Conditions Precedent....................24
        Section 5.10       Shareholder Approval....................................24
        Section 5.11       Affiliates Agreement....................................24
        Section 5.12       Non-Competition, Non-Solicitation and Confidentiality...25
ARTICLE 6 COVENANTS OF PURCHASERS..................................................26
        Section 6.1        Conduct of Purchasers...................................26
        Section 6.2        Obligation of Merger Sub................................26
        Section 6.3        Notice to Affiliates....................................27
ARTICLE 7 COVENANTS OF PURCHASERS AND SELLERS......................................27
        Section 7.1        Advice of Changes.......................................27
        Section 7.2        Regulatory Approvals....................................27
        Section 7.3        Certain Filings.........................................27
        Section 7.4        Communications..........................................27
        Section 7.5        Satisfaction of Conditions Precedent....................28
        Section 7.6        Tax Cooperation.........................................28
        Section 7.7        Confidentiality.........................................28
ARTICLE 8 CONDITIONS TO CLOSING....................................................29
        Section 8.1        Conditions to Obligations of Purchasers.................29
        Section 8.2        Conditions to Obligations of Sellers....................31
        Section 8.3        Conditions to Obligations of Each Party.................32
ARTICLE 9 POST-CLOSING COVENANTS...................................................33
        Section 9.1        Listing of HCC Common Stock.............................33
        Section 9.2        Publication of Post-Merger Results......................33
        Section 9.3        Employee Benefits.......................................33
        Section 9.4        Covenants Relating to Sales under Rule 144..............33
        Section 9.5        Pooling-of-Interests....................................34
        Section 9.6        Assignment of Commissions...............................34
ARTICLE 10 TERMINATION OF AGREEMENT................................................35
        Section 10.1       Termination.............................................35
        Section 10.2       Effect of Termination...................................35


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
ARTICLE 11 CLOSING MATTERS.........................................................36
        Section 11.1       The Closing.............................................36
ARTICLE 12 INDEMNIFICATION AND REMEDIES............................................36
        Section 12.1       General Indemnification by the Shareholders.............36
        Section 12.2       Limitation and Expiration...............................37
        Section 12.3       Agreement to Indemnify..................................38
        Section 12.4       HCC Agreement to Indemnify..............................39
        Section 12.5       Procedure for Indemnification; Third Party Claims.......40
        Section 12.6       Limitation on Liability.................................40
ARTICLE 13 MISCELLANEOUS...........................................................41
        Section 13.1       Appointment of Representative...........................41
        Section 13.2       Further Assurances......................................42
        Section 13.3       Fees and Expenses.......................................42
        Section 13.4       Notices.................................................42
        Section 13.5       Governing Law...........................................43
        Section 13.6       Binding Upon Successors and Assigns, Assignment.........43
        Section 13.7       Severability............................................43
        Section 13.8       Entire Agreement........................................43
        Section 13.9       Amendment and Waivers...................................44
        Section 13.10      No Waiver...............................................44
        Section 13.11      Construction of Agreement...............................44
        Section 13.12      Counterparts............................................44
        Section 13.13      Shareholder Knowledge...................................44

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into effective as of the 19th day of January, 2001 by and among HCC Insurance Holdings, Inc., a Delaware corporation ("HCC"), HCC Employee Benefits, Inc., a Delaware corporation and a wholly-owned subsidiary of HCC ("Merger Sub," Merger Sub and HCC are sometimes collectively referred to herein as the "Purchasers"); James Scott Schanen ("Schanen"), Lisa Rae Schanen ("LRS"), Connor Schanen qsst ("Connor"), Austin Schanen qsst ("Austin") and Kevin Tolbert ("Tolbert") (Schanen, LRS, Connor, Austin, and Tolbert being herein sometimes collectively called the "Shareholders" or the "Sellers"); and Schanen Consulting Corporation, a Georgia corporation ("SCC" which, unless the context otherwise requires, includes its predecessor and subsidiary, The Schanen Consulting Group, LLC). Sellers and Purchasers are sometimes referred to herein as the "Parties."

                                    RECITALS:

         A. The Boards of Directors of each of HCC, Merger Sub and SCC have determined to engage in a transaction pursuant to which (i) SCC will merge with and into Merger Sub (the "Merger") in accordance with the laws of the State of Georgia and the State of Delaware and the provisions of this Agreement, (ii) at the Effective Time (as defined herein) the capital stock of SCC (the "SCC Common Stock") shall be converted into shares of common stock, par value $1.00 per share, of HCC (the "HCC Common Stock") in the manner herein described, all upon the terms and subject to the conditions set forth herein.

         B. The Board of Directors of SCC has approved and has resolved, subject to the terms of this Agreement, to recommend that shareholders of SCC approve the Merger, this Agreement and the Articles of Merger (as defined herein) in accordance with Georgia law.

         C. The Board of Directors of HCC has approved the Merger, this Agreement and the Articles of Merger. HCC, as the sole shareholder of Merger Sub, has approved the Merger, this Agreement and the Articles of Merger in accordance with Delaware law.

         D. The parties intend for the transactions contemplated by this Agreement to qualify as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a "pooling-of-interests" for accounting purposes.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

                                  ARTICLE 1
                                 THE MERGER

         SECTION 1.1 THE MERGER.

         (a) Subject to the terms and conditions of this Agreement, SCC will be merged with and into Merger Sub in accordance with the laws of the State of Georgia ("Georgia Law") and the laws of the State of Delaware ("Delaware Law"), whereupon the separate existence of SCC shall cease, and Merger Sub shall be the surviving corporation (the "Surviving Corporation").

         (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, SCC and Merger Sub shall (i) file articles of merger, in substantially the form attached hereto as Exhibit "A-1" (the "Articles of Merger"), in the Office of the Secretary of the State of Georgia, and make all such other filings or recordings required by Georgia Law and as required by the Georgia Business Corporation Act in connection with the Merger and (ii) file a certificate of merger, in substantially the form attached hereto as Exhibit "A-2" (the "Certificate of Merger"), in the office of the Secretary of State of the State of Delaware, and make all such other filings or recordings required by Delaware Law and as required by the Delaware General Corporation Law ("DGCL"). The Merger shall become effective upon completion of the filing of the Articles of Merger with the Office of the Secretary of the State of Georgia and the filing of the Certificate of Merger with the office of the Secretary of State of Delaware, in accordance with the relevant provisions of Georgia Law or Delaware Law, as applicable (the "Effective Time"). The date on which the Effective Time shall occur is referred to herein as the "Effective Date."

         (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of SCC and Merger Sub, all as provided under Georgia Law or Delaware Law, as applicable. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belongings to or due to the Merger Sub or SCC shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, immunities, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of Merger Sub and SCC, and (ii) all debts, liabilities, duties and obligations of Merger Sub and SCC, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Corporation, and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of Merger Sub and SCC, and neither the rights of creditors nor any liens upon the property of Merger Sub or SCC shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

         SECTION 1.2 CONVERSION OF STOCK. At the Effective Time, each share of SCC Common Stock outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof cease to be outstanding and be converted into the right to receive 797.44 shares of HCC Common Stock (the "Merger Consideration").

         No fractional shares shall be issued and each holder of SCC Common Stock shall be entitled to the nearest whole share of HCC Common Stock rounded upwards if such fractional share exceeds 0.5 and otherwise rounded downwards, provided, however, that HCC shall under no circumstances be obligated hereunder to issue shares of HCC Common Stock in excess of an aggregate of 996,800 shares of HCC Common Stock.

         Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding as one share of common stock of the Surviving Corporation.

         SECTION 1.3 EXCHANGE OF CERTIFICATES.

         (a) As of the Effective Time, all shares of SCC Common Stock other than shares of SCC Common Stock held by Stockholders ("Dissenting Shareholders") duly exercising appraisal rights pursuant to Georgia Law ("Dissenting Shares") that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares of SCC Common Stock will be converted into the right to receive from HCC the number of shares of HCC Common Stock determined as set forth in Section 1.2 hereof.

         (b) At and after the Effective Time, each certificate representing outstanding shares of SCC Common Stock will represent the number of shares of HCC Common Stock into which such shares of SCC Common Stock are converted and such shares of HCC Common Stock will be deemed registered in the name of the holder of such certificate. At the Effective Time, each holder of shares of SCC Common Stock will surrender the certificates for such shares (the "SCC Certificates") to HCC for cancellation. Promptly following the Effective Time and receipt of the SCC Certificates, HCC will cause to be issued to such surrendering holder certificates for the number of shares of HCC Common Stock to which such holder is entitled pursuant to the terms hereof. Shares of SCC Common Stock held by Dissenting Shareholders shall thereafter represent the right to require the Surviving Corporation to purchase such shares of SCC Common stock for their "fair value" as determined in accordance with Georgia Law.

         (c) All shares of HCC Common Stock delivered upon the surrender of SCC Certificates in accordance with the terms hereof will be delivered to the registered holder. After the Effective Time, there will be no further registration of transfers of the shares of SCC Common Stock on the stock transfer books of SCC. If, after the Effective Time, SCC Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefor will be delivered as provided for herein.

         (d) Until SCC Certificates representing SCC Common Stock outstanding prior to the Merger are surrendered pursuant to this Section 1.3, such certificates will be deemed, for all purposes, to evidence ownership of the number of whole shares of HCC Common Stock into which the shares of SCC Common Stock will have been converted.

         (e) If prior to the Merger, HCC recapitalizes either through a split-up of its outstanding shares into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares or securities convertible into shares (but not cash), the number of shares of HCC Common Stock into which the shares of SCC Common Stock are to be converted will be adjusted in proportion to such change.

         SECTION 1.4 ESCROW. Pursuant to an Escrow Agreement to be entered into on or before the Closing Date (as hereinafter defined) in substantially the form of Exhibit 1.4 (the "Escrow Agreement"), among HCC, each of the Shareholders and First Union National Bank as escrow agent, HCC will withhold for a period of 36 months following the Closing Date, an amount equal to 10% of the Merger Consideration (the "Escrow Amount"). On the Closing Date, HCC will deposit, or cause to be deposited in escrow pursuant to the Escrow Agreement, the number of shares representing the Escrow Amount. The Escrow Amount shall be provided by each of the Shareholders in an amount equal to 10% of the number of shares such Shareholder will receive upon the consummation of the Merger. The Escrow Amount will be held as collateral for the indemnification obligations of the Shareholders pending its release from escrow in accordance with the terms of the Escrow Agreement.

         SECTION 1.5 DISSENTERS' RIGHTS. If any Dissenting Shareholder shall be entitled to require SCC to purchase such Shareholders' shares for their "fair value" as provided in Section 14-2-1302 of the Georgia Business Corporation Code, SCC shall give HCC notice thereof, and HCC shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither SCC nor the Surviving Corporation shall, except with the prior written consent of HCC, voluntarily make any payment with respect to, or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares held by such Dissenting Shareholder shall thereupon be entitled to be surrendered in exchange for HCC Common Stock as provided by Section 1.3 hereof.

                                   ARTICLE 2
                            THE SURVIVING CORPORATION

         SECTION 2.1 CERTIFICATES OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

         SECTION 2.2 BYLAWS. At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

         SECTION 2.3 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Delaware Law, the directors and officers of Merger Sub at the Effective Time shall become the directors and the officers of the Surviving Corporation.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Except as otherwise set forth with appropriate section references in the Sellers Disclosure Schedule, each of which exception shall specifically identify or cross reference to provisions of this Article 3 to which such exception relates, and in order to induce Purchasers to enter into and perform this Agreement, and the Operative Agreements (as herein defined) each of the Sellers represent and warrant to Purchasers as of the date of this Agreement and as of the Closing Date as follows:

         SECTION 3.1 CORPORATE EXISTENCE AND POWER. SCC is a corporation duly organized and validly existing under the laws of the state of Georgia, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals (collectively, "Governmental Authorizations") required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect, as hereinafter defined, on SCC. Sellers have delivered to Purchasers true and complete copies of SCC's Articles or Certificate of Incorporation and Bylaws as currently in effect. SCC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on SCC. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity, means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or prospects of such person or entity; provided, however, that a Material Adverse Effect shall not include any change in general economic conditions or changes that affect a person or entity's industry generally; and "Material Adverse Change" means a change or a development involving a prospective change which is reasonably likely to result in a Material Adverse Effect.

         SECTION 3.2 AUTHORIZATION. Each Seller represents and warrants that such Seller has full right, power and authority to enter into this Agreement and each other agreement to be entered into by such Seller in connection with the transactions contemplated hereby (the "Operative Agreements") and that this Agreement and such Operative Agreements constitute, or upon execution will constitute, valid and binding agreements of such Seller, enforceable against such Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding of equity or at law.

         SECTION 3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each of the Sellers of this Agreement and the Operative Agreements, and the consummation of the transactions contemplated hereunder and thereunder require no action by any of the Sellers or any filing by them with any governmental body, agency, official or authority other than in respect of:

         (a) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder;

         (b) compliance with any applicable foreign or state securities or "blue sky" laws;

         (c) compliance with any requirements of any federal, state, foreign or other insurance or reinsurance or intermediaries, or agent or managing general agent or third party administrators' laws, including licensing or other related laws;

         (d) Compliance with any applicable requirements of the New York Stock Exchange ("NYSE"); or

         (e) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on SCC, or (ii) would not materially adversely affect the ability of either of SCC or Purchasers to consummate the transactions contemplated hereby and to operate their businesses as heretofore operated.

         SECTION 3.4 NON-CONTRAVENTION. The execution, delivery and performance by each of the Sellers of this Agreement and the Operative Agreements, and the consummation by each of the Sellers of the transactions contemplated hereby and thereby do not and will not:

         (a) contravene or conflict with SCC's Articles or Certificate of Incorporation or Bylaws;

         (b) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Sellers;

         (c) conflict with or result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon SCC or any material license, franchise, permit or other similar authorization held by SCC;

         (d) result in the creation or imposition of any Lien (as hereinafter defined) on any material asset of SCC; or

         (e) invalidate or adversely affect any permit, license or authorization or status used in connection with SCC's business;

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that would not be reasonably expected to have individually or in the aggregate, a Material Adverse Effect on SCC. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 3.5 CAPITALIZATION.

         (a) As of the date of this Agreement, the authorized capital stock of SCC consists of 100,000 shares of a single class designated as common stock, 1,250 shares of which are issued and outstanding. All of such outstanding shares are owned by the Shareholders free of any Liens or other encumbrances in the amounts set forth on Schedule 3.5 of the Sellers Disclosure Schedule.

         (b) All outstanding shares of SCC have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in and as otherwise contemplated by this Agreement, for SCC there are outstanding (i) no shares of capital stock or other voting securities,
(ii) no securities convertible into or exchangeable for shares of its capital stock or voting securities, (iii) no options or other rights to acquire, and no obligation to issue, any capital stock, voting securities or securities convertible into or exchangeable for its capital stock or other voting securities (the items in clauses (i), (ii) and (iii) of this subsection (b) being referred to collectively as the "SCC Securities"), (iv) no obligations to repurchase, redeem or otherwise acquire any SCC Securities, and (v) no contractual rights of any person or entity to include any SCC Securities in any registration statement filed under the Securities Act.

         SECTION 3.6 SUBSIDIARIES AND JOINT VENTURES.

         (a) For purposes of this Agreement, (i) "Subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity, and (ii) "Joint Venture" means, with respect to any entity, any corporation or organization (other than such entity and any Subsidiary thereof) of which such entity or any Subsidiary thereof is, directly or indirectly, the beneficial owner of 25% or more of any class of equity securities or equivalent profit participation interest.

         (b) As of the date hereof SCC owns all of the membership interests ("Interests") in The Schanen Consulting Group, LLC ("LLC") and no person or entity is entitled to acquire any Interests in LLC nor are there any securities exchangeable or convertible into such Interests, and LLC is not required to redeem or repurchase any Interests. Except for such ownership of LLC, SCC does not have any Subsidiary and is not a party to any Joint Venture.

         SECTION 3.7 FINANCIAL STATEMENTS. Sellers have delivered to Purchasers the audited balance sheets as of December 31, 1999, and unaudited balance sheets for December 31, 1998, and December 31, 1997, audited income statements for the annual period ended December 31, 1999, and unaudited income statements for the annual periods ending December 31, 1998, and December 31, 1997 and unaudited balance sheets and income statements for the period as of or ending September 30, 2000 (collectively, the "Financial Statements"). For purposes of this Agreement, the "Balance Sheet Date" shall mean December 31, 1999, unless the Effective Date is later than January 30, 2001, in which case it shall mean December 31, 2000. The Financial Statements present fairly in all material respects, substantially in conformity with generally accepted accounting principles consistently applied (except as indicated in the notes thereto), the financial position of SCC as of the dates thereof and results of operations and cash flows for the periods therein indicated (subject to normal year-end adjustments in the case of any interim financial statements and the absence of certain footnotes in the case of unaudited financial statements). SCC does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Financial Statements except for
(i) those that are not required to be reported in accordance with the aforesaid accounting principles; (ii) normal or recurring liabilities incurred since December 31, 1999 in the ordinary course of business or (iii) as disclosed in the Sellers Disclosure Schedule.

         SECTION 3.8 ABSENCE OF CERTAIN CHANGES. Since December 31, 1999, SCC has in all material respects conducted its business in the ordinary course and there has not been:

         (a) any Material Adverse Change with respect thereto or any event, occurrence or development of a state of circumstances or facts known to any of the

Sellers, which as of the date hereof could reasonably be expected to have a Material Adverse Effect on SCC, including the loss of or knowledge of future loss of a client which generates $100,000 or more of commission and/or fee revenue;

         (b) issued any capital stock or other securities or made any declaration, setting aside or payment of any dividend or other distribution by SCC other than dividend distributions to the Shareholders and distributions to partners;

         (c) any repurchase, redemption or other acquisition by SCC of any outstanding shares of capital stock or other securities or other ownership interests in SCC;

         (d) any amendment of any term of any outstanding securities of SCC;

         (e) any damage, destruction or other property or casualty loss (whether or not covered by insurance) affecting the business, assets, liabilities, earnings or prospects of SCC that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on SCC;

         (f) any increase in indebtedness for borrowed money or capitalized lease obligations of SCC, except in the ordinary course of business;

         (g) any sale, assignment, transfer or other disposition of any tangible or intangible asset material to the business of SCC, except in the ordinary course of business and for a fair and adequate consideration;

         (h) any amendment, termination or waiver by SCC of any right of substantial value under any agreement, contract or other written commitment to which it is a party or by which it is bound which could reasonably be expected to have a Material Adverse Effect on SCC;

         (i) any material reduction in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of SCC;

         (j) any (i) grant of any severance or termination pay to any director, officer or employee of SCC, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of SCC other than the Non-Competition Agreements contemplated by this Agreement, (iii) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) any increase in compensation, bonus or other benefits payable to directors, officers or employees of SCC, in each case other than in the ordinary course of business consistent with past practice;

         (k) any new or amendment to or alteration of any existing bonus, incentive. compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by SCC which would result in a material increase in cost;

         (l) any capital expenditures, capital additions or capital improvements incurred or undertaken by SCC in excess of $10,000, or any non-budgeted expenditure in excess of $5,000;

         (m) any change in accounting methods or practices or internal control procedures;

         (n) any payment, loan or advance of any amount to, or sale, transfer or lease of any properties or assets (real, personal or mixed, tangible or intangible) to any of the Shareholders, or any of SCC's officers, directors or employees or any affiliate of any such persons;

         (o) any cancellation or threat of cancellation from any company that affects more than 1% of SCC's business; or

         (p) the entering into of any agreement by SCC or any person on behalf of SCC to take any of the foregoing actions.

         SECTION 3.9 NO UNDISCLOSED LIABILITIES. There are no existing liabilities of SCC of any kind whatsoever that are, individually or in the aggregate, material to SCC, other than:

         (a) liabilities disclosed or provided for in the respective audited financial statements as of and for the fiscal year ended December 31, 1999 (including the notes thereto) of SCC;

         (b) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999; or

         (c) liabilities under this Agreement or indicated in the Sellers Disclosure Schedule.

         SECTION 3.10 ACCOUNTING MATTERS. Neither SCC nor any of the Shareholders has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by HCC or any of its affiliates) would prevent HCC from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

         SECTION 3.11 LITIGATION. Other than actions, suits, proceedings, claims or investigations occurring in the ordinary course of business involving respective amounts in controversy of less than $10,000 each and $20,000 in the aggregate, there is no action, suit, proceeding, claim or investigation pending against, nor has SCC or any Seller received notice of a claim threatened against SCC or any of its assets or against or involving any of its officers, directors or employees in connection with the business or affairs of SCC, including, without limitation, any such claims for indemnification arising under any agreement to which SCC is a party. SCC has not received notice that it is subject, or in default with respect, to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.12 TAXES.

         (a) SCC and LLC (i) have filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the Financial Statements all federal. state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon (each individually a "Tax" and collectively the "Taxes") and there are no tax deficiencies claimed in writing by any taxing authority that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Date. The Sellers Disclosure Schedule sets forth those tax returns for all periods that currently are the subject of audit or extension by any federal, state, local or foreign taxing authority.

         (b) There are no Taxes, interest, penalties, assessments or deficiencies claimed in writing by any taxing authority to be due in respect of any tax returns filed by SCC (or any predecessor corporations). Neither SCC nor any predecessor corporation or entity, has executed or filed with the Internal Revenue Service ("IRS") or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

         (c) SCC is not a party to nor bound by (or will prior to the Effective Date become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement. SCC is not a member of an affiliated group or filed or been included in a combined, consolidated or unitary Tax return.

         (d) SCC has maintained a valid S election pursuant to the Code since its incorporation and there is no corporate income tax due from SCC.

         SECTION 3.13 EMPLOYEE BENEFIT PLANS, ERISA.

         (a) SCC is not a party to any oral or written (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any executive officer or other key employee (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SCC of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Code, or (iv) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (b) Neither SCC nor any corporation or other entity which under Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is under common control with SCC (an "ERISA Affiliate") maintains or within the past five years has maintained, contributed to, or been obligated to contribute to, any "Employee Pension Benefit Plan" ("Pension Plan") or any "Employee Welfare Benefit Plan" ("Welfare Plan") as such terms are defined in Sections 3(2) and 3(l) respectively of ERISA, which is subject to ERISA, except as described on Schedule 3.13(b). Each Pension Plan and Welfare Plan disclosed in Schedule 3.13(b) and the Sellers Disclosure Schedule (which Plans have been heretofore delivered to Purchasers) and maintained by SCC has been maintained in all material respects in compliance with their terms and all provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto.

         (c) No Pension Plan or Welfare Plan is currently subject to an audit or other investigation by the IRS, the Department of Labor (the "DOL"), the Pension Benefit Guaranty Corporation or any other governmental agency or office nor are any such Plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such Plan or by any other parties.

         (d) No "prohibited transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, resulting in liability to SCC or any ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan. None of the Sellers has any knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which may result in liability of SCC or any ERISA Affiliate, any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan.

         (e) Neither SCC nor any ERISA Affiliate, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA. Neither SCC nor any ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a Multiemployer Plan to give notice of and demand payment of any withdrawal liability with respect to SCC or any ERISA Affiliate.

         (f) There is no contract, agreement, plan or arrangement covering any employee or former employee of SCC or any ERISA Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code.

         (g) With respect to either of SCC and each ERISA Affiliate. Schedule 3.13(b) and the Sellers Disclosure Schedule correctly identifies each material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which SCC is a party or by which SCC or any property or asset of SCC is bound, which is or relates to a pension, option, bonus, deferred compensation, retirement, stock purchase, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy or arrangement. Each such agreement, policy, plan or other arrangement has been maintained in all material respects in compliance with its terms and all provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto.

         (h) Neither SCC nor any ERISA Affiliate maintains or has maintained or contributed to any Pension Plan that is or was subject to Section 302 of Title IV of ERISA or Section 412 of the Code. Sellers have made available to Purchasers, for each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and each of the Sellers is unaware of any fact or circumstances that would jeopardize the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder.

         (i) One or more of the benefit plans of SCC listed in the Sellers Disclosure Schedule may be subject to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). If so, each such plan has been operated in, and is in compliance with COBRA. All notices required to be given under COBRA have been timely and properly given in accordance with COBRA, and the rules and regulations promulgated thereunder, and no employee, former employee or "qualified beneficiary" (as defined in COBRA) has any claim or contingent claim against SCC or any ERISA Affiliate. SCC does not provide retiree benefits of any kind, including health, medical, life, etc. and SCC has not agreed to continue any employee benefits after termination of employment other than COBRA.

         SECTION 3.14 MATERIAL AGREEMENTS.

         (a) The Sellers Disclosure Schedule includes a complete and accurate list of all contracts, agreements, leases (other than Property Leases, as hereinafter defined), and instruments to which SCC is a party or by which it or its properties or assets are bound (1) which individually involve net payments or receipts in excess of $10,000 per annum, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or (2) that pertain to employment or severance benefits for any officer, director or employee of SCC, whether written or oral, but exclusive of contracts, agreements, leases and instruments terminable without penalty upon 60 days' or less prior written notice to the other party or parties thereto, or (3) to which any of the Shareholders is the opposing contracting party (the "Material Agreements").

         (b) Neither SCC nor, to the knowledge of any of the Sellers, any other party is in default under any Material Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Material Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of SCC, which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect.

         (c) To the knowledge of each of the Sellers, each such Material Agreement is in full force and effect and is valid and legally binding and there are no unresolved disputes involving or with respect to any Material Agreement. No party to a Material Agreement has advised SCC that it intends either to terminate a Material Agreement or to refuse to renew a Material Agreement upon the expiration of the term thereof. No representation or warranty is made that all benefits contemplated in the Material Agreements will be received.

         (d) SCC is not in violation of, or in default with respect to, any term of its Articles of Incorporation or Bylaws.

         (e) Except as set forth on Schedule 3.14 of the Sellers Disclosure Schedule, SCC has no:

             (1) noncompetition agreement or other arrangement that would prevent SCC from carrying on its business anywhere in the world;

             (2) material dispute with any of its suppliers, customers, or distributors;

             (3) joint venture contracts, arrangements or any other agreement that involves the sharing of profits with any other person; or

             (4) agreements or commitments to provide indemnification.

         SECTION 3.15 PROPERTIES. SCC does not own any real estate, and all leases of real property to which SCC is a party or by which it is bound ("Property Leases") are in full force and effect and are set forth in Sellers Disclosure Schedule. There exists no default under such Property Leases, nor any event (other than the transactions contemplated by this Agreement) which with notice or lapse of time or both would constitute a default thereunder. All of the properties and assets which are owned by SCC are owned free and clear of any Lien, except for Liens which do not have a Material Adverse Effect. SCC has good and indefeasible title subject to no Liens, other than those permitted under this Section 3.15, to all of the properties and assets necessary for the conduct of its business other than to the extent that the failure to have such title would not have a Material Adverse Effect.

         SECTION 3.16 ENVIRONMENTAL MATTERS.

         (a) For the purposes of this Agreement, the following terms have the following meanings:

             "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws (including case law), regulations, ordinances, rules, judgments. orders. decrees, codes, plans, injunctions. permits, concessions, grants, franchises, licenses. agreements and governmental restrictions relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances (as hereinafter defined) or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

             "Environmental Liabilities" shall mean all liabilities, whether vested or unvested. contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

             "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

             "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

         (b) No notice, notification, demand, request for information, citation, summons. complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to any Seller's knowledge, has been threatened by any governmental entity or other party with respect to any (i) alleged violation of any Environmental Law by SCC,
(ii) alleged failure by SCC to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity of SCC.

         (c) SCC does not have any Environmental Liabilities and there has been no release of Hazardous Substances into the environment by SCC or with respect to any of their properties which has had, or would reasonably be expected to have, a Material Adverse Effect.

         SECTION 3.17 LABOR MATTERS. SCC is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by it, nor does any of the Sellers know of any activities or proceedings of any labor union to organize any such employees.

         SECTION 3.18 COMPLIANCE WITH LAWS. Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, SCC has not received any notice that it is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

         SECTION 3.19 TRADEMARKS, TRADENAMES, ETC. SCC owns or possesses, or holds a valid right or license to use, all intellectual property, patents, trademarks, tradenames, service marks, copyrights and licenses (collectively "Intellectual Property"), and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others. A schedule of all such Intellectual Property is set forth on Schedule 3.19 of the Sellers Disclosure Schedule.

         SECTION 3.20 SALES NEGOTIATIONS. Except as contemplated by this Agreement, there are currently no discussions to which SCC or any of the Sellers is a party relating to (a) the sale of any material portion of the assets of SCC, (b) any merger, consolidation, liquidation, dissolution or similar transaction involving SCC whereby SCC will issue any securities or for which SCC is required to obtain the approval of its shareholders or partners, or (c) the sale of any SCC Common Stock.

         SECTION 3.21 BROKER'S FEES. None of SCC or the Sellers nor anyone acting on the behalf or at the request thereof has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

         SECTION 3.22 KNOWLEDGE OF THE SELLERS. As used in this Agreement, "knowledge of the Sellers" means the actual knowledge of Schanen or any Seller, or the following officers of SCC: the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President or any Executive Vice President or any person performing the functions of such office whether having such title or not.

         SECTION 3.23 RETAINED EARNINGS. At the Closing the retained earnings of SCC are equal to at least $1,495,000.

         SECTION 3.24 ABSENCE OF QUESTIONABLE PAYMENTS. Neither SCC nor any director, officer, agent, employee, or any Seller acting on behalf of SCC has used any SCC funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activities to domestic or foreign government officials or others. SCC has reasonable financial controls to prevent such or unlawful contributions, payments, gifts, entertainment or expenditures. Neither SCC, or any current director or officer, agent, employee or any Seller acting on behalf of SCC has accepted or received any unlawful contributions, payments, gifts or expenditures. To its knowledge, SCC has at all times complied, and is in compliance, in all respects with the Foreign Corrupt Practices Act and all applicable foreign laws and regulations relating to prevention of corrupt practices and similar matters.

         SECTION 3.25 BANK ACCOUNTS. Section 3.25 of Sellers Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which SCC maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom, or have access to such safe deposit boxes or accounts.

         SECTION 3.26 ACCOUNTS RECEIVABLE. All accounts receivable of SCC reflected in the Financial Statements or existing at the Effective Date, represent sales actually made or work actually performed in the ordinary course of business and are recorded in SCC's books consistent with the presentation applied in the Financial Statements for the year ended December 31, 1999. Set forth on Schedule 3.26 to the Sellers Disclosure Schedule are a full and complete list and aging study of all such accounts receivable.

         SECTION 3.27 FULL DISCLOSURE. No information furnished by SCC or the Sellers or their representatives in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Sellers Disclosure Schedule and each of the other Operative Agreements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement so made or information so delivered not misleading.

         SECTION 3.28 SOPHISTICATION; ACCREDITATION. Each Shareholder is:

         (a) either alone or with the assistance of a professional advisor, a sophisticated investor, able to fend for himself or herself in the transactions contemplated by this Agreement and the Operative Agreements to which such Shareholder is a party and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in HCC; or

         (b) an "accredited investor" as defined in Regulation D of the Securities Act.

         SECTION 3.29 CLAIMS AGAINST THE COMPANY. Each Shareholder does not have any claims against SCC other than claims for accrued salaries and reimbursement of expenses, in the ordinary course of business, consistent with past practices.

         SECTION 3.30 HSR REPRESENTATION. Each Shareholder is his, her or its own ultimate parent entity as defined under the rules and regulations promulgated under the HSR Act. Each Shareholder either:

         (a) is not a $10 million person as defined under the HSR Act; or

         (b) is a $10 million person but is acquiring HCC Common Stock solely for the purposes of investment within the meaning of 16 C.F.R. Section 802.9.

         SECTION 3.31 INVESTMENT FOR OWN ACCOUNT. The HCC Common Stock is being acquired by each Shareholder for investment for his, her or its respective account, not as a nominee or agent, and not with a view to the distribution of any part thereof. Each such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing any of the HCC Common Stock in a manner contrary to the Securities Act or any applicable state's securities or Blue Sky Law, nor does any such Shareholder have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to any of the HCC Common Stock. Each Shareholder has further been informed that Purchaser is under no obligation to register the HCC Common Stock under the Securities Act.

         SECTION 3.32 LEGENDS. It is understood that the Certificates evidencing the HCC Common Stock may bear one or more legends, including a legend substantially as follows:

                  "Securities evidenced by this Certificate have not been registered under the Securities Act of 1933, as amended, the ("Act") or applicable state's securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless
         (a) there is an effective registration statement under the Act and applicable state securities laws covering such transaction involving such securities, (b) this Corporation receives an opinion of legal counsel for the whole of these securities satisfactory to this Corporation stating that such transaction is exempt from registration, or (c) this corporation otherwise satisfies itself that such transaction is exempt from registration."

         SECTION 3.33 WAIVER OF DISSENTER'S RIGHTS. Schanen and Tolbert hereby waive any right to exercise any dissenter's rights under Georgia law.

         SECTION 3.34 ASSIGNMENT OF COMMISSIONS. Schanen and Tolbert represent and warrant that all commissions, fees or other amounts due for business which each has written as an employee or agent of SCC or Merger Sub, and Schanen represents and warrants that any other commissions, fees or other amounts attributable to persons other than Schanen or Tolbert who are agents or employees of SCC or Merger Sub have been irrevocably assigned by Schanen, Tolbert or any such person to SCC or Merger Sub; provided, however, that commissions due on premiums earned, whether received or not, by Tolbert prior to December 31, 2000, shall be paid to him as the funds are received by Merger Sub.

                                   ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF HCC AND MERGER SUB

         Except as otherwise set forth with the appropriate section references in the Purchasers Disclosure Schedule, each of which exception shall specifically identify or cross reference the provisions of this Article 4 to which such exception relates, and in order to induce Sellers to enter into and perform this Agreement and the Operative Agreements, and except as disclosed in any document, exhibit or appendix filed with the Securities and Exchange Commission ("SEC") which has been filed on or before the date hereof or the Effective Date, the Purchasers represent and warrant to the Sellers as of the date of this Agreement and as of the Closing Date as follows:

         SECTION 4.1 CORPORATE EXISTENCE AND POWER. Each Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Each Purchaser has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on Purchasers.

         SECTION 4.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by each Purchaser of this Agreement, and the consummation by Purchaser of the transactions contemplated hereby and thereby are within the corporate powers of each Purchaser and have been duly authorized by all necessary corporate action. This Agreement constitutes, or upon execution will constitute, valid and binding agreements of each Purchaser enforceable in each case in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         SECTION 4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each Purchaser of this Agreement, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

         (a) compliance with any applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the NYSE and the rules and regulations promulgated under each;

         (b) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on Purchasers or (ii) would not materially adversely affect the ability of the Sellers or Purchasers to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

         SECTION 4.4 NON-CONTRAVENTION. The execution, delivery and performance by each Purchaser of this Agreement and the consummation by each Purchaser of the transactions contemplated hereby and thereby do not and will not:

         (a) contravene or conflict with the Certificate of Incorporation or Bylaws of each Purchaser;

         (b) assume compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to each Purchaser;

         (c) conflict with or result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon Purchasers or any other Subsidiary of Purchasers or any material license, franchise, permit or other similar authorization held by Purchasers or any Subsidiary of Purchasers; or

         (d) result in the creation or imposition of any Lien on any material asset of Purchasers;

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on each Purchaser.

         SECTION 4.5 BROKER'S FEES. Neither Purchasers, nor anyone acting on the behalf or at the request thereof has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the transactions contemplated by this Agreement.

         SECTION 4.6 SEC FILINGS. HCC has made available to each of the Shareholders true and complete copies of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Proxy Statements on Schedule 14-A filed in connection with annual meeting of Shareholders for the years ended December 31, 1999, 1998 and 1997. HCC has filed all documents required to be filed under the Exchange Act. As of their respective filing dates, each of the document required to be filed by HCC and so filed, complied in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations of the SEC promulgated thereunder.

         SECTION 4.7 FULL DISCLOSURE. No information furnished by HCC to any Shareholder or its or their representative in connection with this Agreement or the Operative Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make this statement so made or information so delivered not misleading.

         SECTION 4.8 KNOWLEDGE OF PURCHASERS. As used in this Agreement, "knowledge of Purchasers" means the actual knowledge of the Chief Executive Officer, Chief

Operating Officer, President, Chief Financial Officer, or any Executive Vice President of Purchasers.

                                   ARTICLE 5
                            COVENANTS OF THE SELLERS

         SECTION 5.1 CONDUCT OF SCC. From the date of the execution of this Agreement until Closing, the Sellers shall cause SCC to conduct its businesses in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Closing or a termination of this Agreement, and except as contemplated by this Agreement, each of the Sellers shall cause SCC to:

         (a) not adopt or propose any change in its Articles or Certificate of Incorporation or Bylaws or partnership agreement;

         (b) not enter into or amend any employment agreements (oral or written) or increase the compensation payable or to become payable by it to any of its officers, directors, or consultants over the amount payable as of September 30, 2000, or increase the compensation payable to any other employees, or adopt or amend any employee benefit plan or arrangement (oral or written), or (iv) adopt or amend any employee benefit plan or arrangement (oral or written);

         (c) not issue any SCC Securities or LLC Interests;

         (d) not terminate any existing directors and officers or similar liability insurance and not modify or reduce the coverage thereunder;

         (e) not pay any dividend or make any other distribution to holders of SCC Securities;

         (f) not, directly or indirectly, dispose of or acquire any material properties or assets except in the ordinary course of business;

         (g) not incur any additional indebtedness for borrowed money except pursuant to existing arrangements which have been disclosed to Purchasers prior to the date hereof;

         (h) not (i) change accounting methods; (ii) amend or terminate any contract, agreement or license to which it is a party (except pursuant to arrangements previously disclosed in writing to Purchasers or disclosed in the Sellers Disclosure Schedule) except those amended or terminated in the ordinary course of business, consistent with past practices; (iii) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, and which are not material in amount to SCC, which travel and expenses shall be documented by receipts for the claimed amounts, (iv) enter into any guarantee or suretyship for any obligation except for the endorsements of checks and other negotiable instruments in ordinary course of business, consistent with past practice; (v) waive or release any material right or claim; (vi) issue or sell any SCC Securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue SCC Securities, or take any action other than this transaction to accelerate the vesting of any outstanding option or other security (except pursuant to existing arrangements disclosed in writing to Purchasers before the date of this Agreement); (vii) merge, consolidate or reorganize with or acquire any entity;
(viii) agree to any audit assessment by any tax authority or file any federal or state income or franchise Tax return unless copies of such returns have been delivered to Purchasers for its review prior to such agreement or filing; and
(ix) terminate the employment of any key executive employee;

         (i) not take any action or engage in any activity which would result in SCC losing its S corporation status for federal income tax purposes;

         (j) not take any action or make any distribution which would cause the SCC shareholders' retained equity, determined in accordance with generally accepted accounting principles, and exclusive of any capitalized non-compete or other employment-related compensation to be less than $400,000;

         (k) not take any action which could prevent HCC from accounting for the business combination to be effected by the Merger, as a pooling-of-interests;

         (l) not enter into any transaction incurring capital expenditures over $10,000 or incurring any non-budgeted expense item over $5,000, in each case, in the aggregate; and

         (m) not, directly or indirectly, agree or commit to do any of the foregoing.

         SECTION 5.2 ACCESS TO FINANCIAL AND OPERATIONAL INFORMATION. The Sellers will give Purchasers, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of SCC and LLC, will furnish to Purchasers, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request and will instruct its employees, counsel and financial advisors to cooperate with Purchasers in its investigation of the businesses of SCC and in the planning for the combination of the businesses of SCC and Purchasers following the consummation of the transactions contemplated by this Agreement; provided that no investigation pursuant to this Section or otherwise shall affect any representation or warranty given hereunder. In addition, following the public announcement of this Agreement or the transactions contemplated hereby, the Sellers will cooperate in arranging joint meetings among representatives of SCC and Purchasers and persons with whom SCC maintains business relationships.

         SECTION 5.3 OTHER OFFERS. The Sellers will not, and will not permit SCC to, directly or indirectly, (i) take any action to solicit, initiate or discuss any Acquisition Proposal (as hereinafter defined), or (ii) engage in negotiations with, or disclose any nonpublic information relating to, SCC or afford access to the properties, books or records of SCC to, any person or entity that may be considering making, or has made, an Acquisition Proposal. To the extent that any of the Sellers or SCC or any of its officers, directors, employees or other agents are currently involved in any discussions with respect to any Acquisition Proposal or contemplated or proposed Acquisition Proposal, Sellers shall suspend, and shall cause, where applicable, SCC and its officers, directors, employees or other agents to suspend, such discussions immediately. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving SCC or LLC or the acquisition of any equity interest in, or a substantial portion of the assets of, SCC or LLC other than the transactions contemplated by this Agreement.

         SECTION 5.4 MAINTENANCE OF BUSINESS. The Sellers will use their best efforts to cause SCC to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, agents, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If any of the Sellers becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any customer, supplier, licensor or others having business relationships with it, such Seller will promptly in writing bring such information to the attention of the Purchasers.

         SECTION 5.5 COMPLIANCE WITH OBLIGATIONS. The Sellers shall use their best efforts to cause SCC to comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all agreements and obligations, including its respective charter and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to SCC and its properties or assets.

         SECTION 5.6 NOTICES OF CERTAIN EVENTS. Any Seller shall, upon obtaining knowledge of any of the following, promptly notify Purchasers of:

         (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with this Agreement,

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with this Agreement, and

         (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against SCC which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or which relate to the consummation of transactions contemplated by this Agreement.

         SECTION 5.7 NECESSARY CONSENTS. After the Effective Date, each of the Sellers shall use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to allow Purchasers to hold and carry on the acquired businesses after the Closing.

         SECTION 5.8 REGULATORY APPROVAL. Each of the Sellers will, and will cause SCC to, where required pursuant to the rules or regulations of any regulatory agency, execute and file, or join in the execution and filing, with any application or other document that may be necessary in order to obtain any Governmental Authorization which may be reasonably required, or which Purchasers may reasonably request, in connection with the consummation of the transaction provided for in this Agreement. Each of the Sellers will, and will cause SCC to, use reasonable best efforts to obtain or assist Purchasers in obtaining all such Governmental Authorizations.

         SECTION 5.9 SATISFACTION OF CONDITIONS PRECEDENT. Each of the Sellers shall use all reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

         SECTION 5.10 SHAREHOLDER APPROVAL. At the earliest practicable date, SCC will duly call and hold a Special Shareholders Meeting, or duly take action by the written consent of its Shareholders, whereby this Agreement, the Merger and related matters will be submitted for the consideration and approval of its Shareholders (the "Shareholder Vote") which approval will be recommended by the Board of Directors of SCC. The Shareholder Vote will be effected in compliance with applicable law.

         SECTION 5.11 AFFILIATES AGREEMENT. To facilitate the treatment of the Merger for accounting purposes as a pooling-of-interest, SCC and each Shareholder shall deliver to HCC simultaneously with the execution of this Agreement, a written agreement (the "Affiliates Agreement") in form and substance reasonably satisfactory to HCC.

         SECTION 5.12 NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY. Schanen and Tolbert agree as follows:

         (a) During the period of three (3) years after the termination ("Employment Termination") of their respective employment with HCC, SCC or any of their successors, affiliates or subsidiaries (collectively, the "Employer"), Schanen or Tolbert shall not for any reason, within any of the markets in which Employer or its affiliates has sold products or services or formulated a plan to sell products or services into a market during the last twelve (12) months of their respective employment, as the case may be, engage in or contribute their knowledge to any work which is competitive with or similar to a product, process, apparatus, service, or development on which the person in question worked or with respect to which such person had access to Confidential Information while employed by Employer. Following the expiration of said three
(3) year period, Schanen and Tolbert each shall continue to be obligated under the Confidential Information set forth in paragraph (d) of this Section not to use or to disclose Confidential Information of Employer so long as it shall not be publicly available. It is understood that the geographical area set forth in this covenant is divisible so that if this clause is invalid or unenforceable in an included geographic area, that area is severable and the clause remains in effect for the remaining included geographic areas in which the clause is valid.

         (b) That for a period of three (3) years after their respective Employment Termination, neither will solicit or accept any business from any customer or client or prospective customer or client with whom he dealt or solicited while employed by Employer.

         (c) For a period of three (3) years after their respective Employment Termination, neither will either directly or indirectly, on his own behalf or on behalf of others, solicit, attempt to hire, or hire any person employed by Employer to work for him or for another entity, firm, corporation, or individual.

         (d) Neither Schanen nor Tolbert will, except as Employer may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture upon, publish or otherwise disclose to any third party any Confidential Information, or authorize anyone else to do these things at any time either during or subsequent to his employment. This paragraph shall continue in full force and effect after termination of Schanen or Tolbert's employment. Schanen and Tolbert's obligations under this paragraph with respect to any specific Confidential Information shall cease when that specific portion of the Confidential Information becomes publicly known, in its entirety and without combining portions of such information obtained separately. It is understood that such Confidential Information of Employer include matters that Schanen and Tolbert conceive or develop, as well as matters Schanen and Tolbert learn from other employees of Employer. Confidential Information is defined to include information: (1) disclosed to or known by Schanen or Tolbert, as applicable, as a consequence of or through his employment with SCC; (2) not generally known outside of Employer; and (3) which relates to any aspect of Employer or its business, finances, operation plans, budgets, research, or strategic development. "Confidential Information" includes, but is not limited to Employer's trade secrets, proprietary information, financial documents, long range plans, customer lists, employer compensation, marketing strategy, existing contracts and contractual forms and terms, data bases, costing data, computer software developed by Employer, investments made by Employer, and any information provided to Employer by a third party under restrictions against disclosure or use by Employer or others.

         (e) Upon termination of his employment with Employer, Schanen or Tolbert, if requested by Employer, shall reaffirm in writing his recognition of the importance of maintaining the confidentiality of Employer's Confidential Information and proprietary information, and reaffirm any other obligations set forth in this Agreement.

         (f) Neither Schanen nor Tolbert has used or disclosed any Confidential Information he may have obtained from Employer prior to signing this Agreement, in any way inconsistent with the provisions of this Agreement.

         (g) Any breach of paragraphs (a), (b) or (c) above cannot be remedied solely by money damages, and that in addition to any other remedies Employer may have, Employer shall be entitled to obtain injunctive relief against Schanen or Tolbert, as the case may be. Nothing herein, however, shall be construed as limiting Employer's right to pursue any other available remedy at law or in equity, including recovery of damages.

         (h) In the event either of Schanen or Tolbert breaches paragraphs (a),
(b) or (c) of this Section, the restrictive time periods contained in those provisions will be extended by the period of time he was in violation of such provisions.

         (i) The agreements contained in this Section are independent of the other agreements contained herein. Accordingly, failure of Employer to comply with any of its obligations outside of this Section do not excuse Schanen and Tolbert from complying with the agreements contained herein.

                                   ARTICLE 6
                             COVENANTS OF PURCHASERS

         SECTION 6.1 CONDUCT OF PURCHASERS. From the date hereof until the Closing or a termination of this Agreement, Purchasers shall in all material respects conduct its business in the ordinary course, provided, however, that nothing in this Agreement shall be construed to prohibit or otherwise restrain Purchasers in any manner from acquiring other businesses or substantially all of the assets thereof.

         SECTION 6.2 OBLIGATION OF MERGER SUB. HCC shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 6.3 NOTICE TO AFFILIATES. HCC shall, at least 30 days prior to the Effective Date, cause to be delivered to each person HCC believes to be an "Affiliate" (as that term is used in paragraph (c) and (d) of Rule 145 under the Securities Act), of HCC a notice informing such persons of restrictions on transfers resulting from the Merger being accounted for as a pooling-of-interest in accordance with generally accepted accounting principles and the rules, regulations and policies of the SEC.

                                   ARTICLE 7
                       COVENANTS OF PURCHASERS AND SELLERS

         SECTION 7.1 ADVICE OF CHANGES. Each Party will promptly advise the others in writing (i) of any event known to it, him or her or any of its executive officers occurring subsequent to the date of this Agreement that in its reasonable judgment renders any representation or warranty of such Party contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue, inaccurate or misleading in any material respect and
(ii) of any Material Adverse Change in the business condition of the Party.

         SECTION 7.2 REGULATORY APPROVALS. The Parties shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be required or reasonably requested by Purchasers in connection with the consummation of the transactions contemplated by this Agreement, including filings under the HSR Act, if determined to be applicable by counsel for Purchasers. Each Party shall use its reasonable best efforts to obtain all such authorizations, approvals and consents, and the costs therefor shall be paid by Purchasers.

         SECTION 7.3 CERTAIN FILINGS. The Parties shall cooperate with one another:

         (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from Parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

         (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.4 COMMUNICATIONS. None of the Sellers shall make any disclosure to the public or to any person or entity, other than their officers, employees, or advisors who need to know such information in connection with the negotiation and consummation of the transactions contemplated by this Agreement, of the negotiation, execution, terms, or subject matter of this Agreement without the prior written consent of Purchasers. Unless required by law, prior to consummation, Purchasers shall not make any further public announcement in connection with the negotiation and consummation of the transactions contemplated by this Agreement, without the prior consent of Schanen, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Sellers and Purchasers shall have the right to disclose the transaction contemplated by this Agreement to the insurers, reinsurers, brokers, agents and third-party administrators that work with SCC, and Purchasers shall have the right to disclose the transaction contemplated by this Agreement to financial analysts, lenders, regulating agencies, and its shareholders.

         SECTION 7.5 SATISFACTION OF CONDITIONS PRECEDENT. Each of the Parties will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         SECTION 7.6 TAX COOPERATION. The Parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, use, transfer, value-added, stock transfer or stamp taxes, any transfer, recording, registration or other fees, and any similar taxes or fees which become payable in connection with the transactions contemplated by this Agreement. The Parties shall also cooperate in the preparation of income and franchise tax returns for 2000 and 2001, including the preparation of short-year returns for the portion of 2001 preceding the Closing.

         SECTION 7.7 CONFIDENTIALITY. Between the date of this Agreement and the Effective Date, each Party will maintain in confidence, and cause its directors, officers, employees, agents, and advisors to maintain in confidence, and not use to the detriment of another Party, any written or oral or other information obtained in confidence from another Party in connection with this Agreement or the transactions contemplated hereby unless (1) such information is already known to such Party or to others not bound by a duty of confidentiality, (2) such information becomes publicly available through no fault of such Party, (3) the use of such information is necessary, or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transaction contemplated hereby, or (4) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon a termination of this Agreement, each Party will return or destroy as much of such written information as may be reasonably requested.

                                   ARTICLE 8
                              CONDITIONS TO CLOSING

         SECTION 8.1 CONDITIONS TO OBLIGATIONS OF PURCHASERS. The obligations of Purchasers hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by Purchasers, but only in a writing signed by Purchasers):

         (a) The representations and warranties contained in Article 3 (considered collectively) and each of those representations and warranties (considered individually) remain true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement) without giving effect to any supplement to the Sellers Disclosure Schedule and Sellers shall have provided Purchasers with a certificate, dated as of the Effective Date, to such effect.

         (b) Each of the representations and warranties in Section 3.1, Section 3.5, Section 3.6, Section 3.7, Section 3.10 and Section 3.27 must be accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Effective Date as if made on the Effective Date without giving effect to any supplement to the Sellers Disclosure Schedule.

         (c) Sellers shall have performed and complied in all material respects with all of their covenants (considered individually and collectively) contained herein required to be performed on or before the Effective Date. Each of the covenants set forth in Section 5.1(e), (h) and (k) shall have been performed in all respects as of the Effective Date. Purchasers shall have received a certificate to such effect signed by each of the Sellers.

         (d) There shall have been no Material Adverse Change in SCC since September 30, 2000.

         (e) All written consents, assignments, waivers or authorizations, other than Governmental Authorizations, that are required as a result of the transaction contemplated by this Agreement for the continuation in full force and effect of any Material Agreements shall have been obtained.

         (f) Purchasers shall have received an opinion of counsel to Sellers and SCC in form and substance satisfactory to Purchasers.

         (g) All agency and commission fee agreements, overrides and business contracts (collectively "Fee Agreements") of SCC in force on the date of this Agreement shall be in force on the Effective Date, without restriction or modification as a result of the consummation of the Merger for a period at least equal to the remainder of their respective annual terms.

         (h) The Sellers shall have received and caused to be delivered to Purchasers the opinion of Holland, Shipes & Vann, P.C. on the financial statements of SCC and the related supplemental schedules for the year ended December 31, 1999.

         (i) Sellers shall have arranged for Purchasers' review of the audit or review workpapers for SCC for each of fiscal year 1999 and the three prior fiscal years.

         (j) Until the Closing, SCC shall continue to qualify as an S corporation.

         (k) Schanen and Tolbert (collectively, the "Key Employees") and such other key employees of SCC as Purchasers shall require, shall each have executed and delivered to Purchasers a Non-Competition Agreement in form and substance reasonably satisfactory to Purchasers and the Key Employees shall have entered into an agreement with the Purchasers providing for their continued employment. All other employment or consulting agreements of SCC other than those described on the Sellers' Disclosure Schedule shall at Purchaser's request be terminated without any payment by or further obligation of SCC.

         (l) Each of the Key Employees shall be alive and not in any way, Disabled. For purposes of this Agreement, a person shall be deemed to be "Disabled" if he is unable to engage in any substantial portion of his regular duties for SCC or any Affiliate of SCC by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than three (3) months.

         (m) Shareholders shall have furnished Purchasers with evidence of such consents as Shareholders shall know, or Purchasers shall determine, to be required to enable Purchasers to continue to enjoy the benefit of any lease, license, permit, contract or other agreement or instrument to which SCC is a party or beneficiary and which can, by its terms (with consent) and consistent with applicable law, be so enjoyed after the Merger. If there is in existence any lease, governmental license, permit or contract that, by its terms or applicable law, expires, terminates or is otherwise rendered invalid upon the Merger, and such lease, license, permit, or contract is required in order for the business of SCC to continue to be conducted following the Merger in the same manner as conducted previously, Purchasers shall have obtained, or been furnished by Shareholders an equivalent of, that lease, license, permit, or contract effective as of and after the Effective Date.

         (n) Purchasers shall have received resignations of all persons who are officers or directors, as applicable, of SCC immediately prior to the Closing.

         (o) Purchasers shall have received general releases in favor of SCC and Purchasers executed by each of the Sellers, Lisa Bianchi, and Susan Kaufman. Those releases will not relate to rights or obligations arising under this Agreement.

         (p) Purchasers shall have received possession of all corporate, accounting, business and tax records of SCC.

         (q) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to Purchasers and Purchasers' counsel.

         (r) Purchasers and SCC shall have received the letters from Holland, Shipes & Vann, P.C., accountants for SCC and addressed to Purchasers and SCC stating that SCC qualifies as an entity that may be a party to a business combination for which the pooling-of-interests accounting method of accounting would be available.

         (s) No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any Operative Agreement, no litigation, investigation or administrative proceeding shall be pending or threatened that would enjoin, restrain, condition or prevent consummation of this Agreement or any Operative Agreement.

         (t) Purchasers shall have received from each of the Shareholders an agreement that each such Shareholders shall dispose of any investment which is reasonably deemed by HCC to be in conflict with any of HCC's or SCC's operations within twelve (12) months after the Closing Date.

         (u) Purchasers shall have received from each Shareholder an agreement that any of the HCC Common Stock received hereunder shall be held for a minimum of one year period and shall be further subject to any limitations on sale contained in any rules or regulations of the SEC under the Securities Act or the Exchange Act, or which result in Purchaser losing the benefits of accounting for the business combination as a pooling of interests.

         (v) The Shareholders shall have entered into the Escrow Agreement.

         (w) Purchasers shall be satisfied that on a pro-forma basis SCC will earn at least $5,000,000 of pre-tax profit for the year ended December 31, 2000.

         SECTION 8.2 CONDITIONS TO OBLIGATIONS OF SELLERS. The Sellers' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived, but only in a writing signed by such Party):

         (a) The representations and warranties of Purchasers set forth herein shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they, had been made on the Effective Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement) and Purchasers shall have provided the Sellers with a certificate executed by the President and the Chief Financial Officer of Purchasers, dated as of the Effective Date, to such effect. For the purpose of determining the accuracy of the representations and warranties of Purchasers, any change or effect in the business of Purchasers that results in substantial part as a consequence of the public announcement or pendency of the transactions contemplated hereby shall not be deemed a Material Adverse Change or Material Adverse Effect or other breach of representation or warranty with respect to Purchasers.

         (b) Purchasers shall have performed and complied with all of its covenants contained herein in all material respects on or before the Effective Date, and the Sellers shall have received a certificate to such effect signed by Purchasers' President and Chief Financial Officer.

         (c) Sellers shall have received from Haynes and Boone, LLP, counsel to Purchasers, an opinion in form and substance satisfactory to the Sellers, including the tax-free nature of the Merger.

         (d) The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to the Shareholders and their counsel.

         (e) Purchasers shall have entered into letters of employment with Ms. Lisa Bianchi and Ms. Susan Kaufman providing for annual salaries of $200,000 each plus the right to share in any employee bonus pool established by the Purchasers.

         SECTION 8.3 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of the Parties hereunder are subject to the fulfillment, on and as of the Effective Date. of each of the following conditions (any one or more of which may be waived by such Parties, but only in a writing signed by such Parties):

         (a) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the transaction contemplated by this Agreement or the Operative Agreements (each Party agreeing to use its reasonable best efforts to have any such order, decree or injunction lifted).

         (b) There shall have been obtained any and all Governmental Authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may reasonably be deemed necessary so that the consummation of the transaction contemplated by this Agreement will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on Purchasers, SCC or would be reasonably likely to subject any of Purchasers or SCC or any of their respective directors or officers to penalties or criminal liability.

                                   ARTICLE 9
                             POST-CLOSING COVENANTS

         SECTION 9.1 LISTING OF HCC COMMON STOCK. If required, HCC shall cause the shares of HCC Common Stock to be issued in the Merger to be approved for listing on the NYSE.

         SECTION 9.2 PUBLICATION OF POST-MERGER RESULTS. HCC shall use commercially reasonable efforts to cause financial results covering at least 30 days of post-Merger combined operations to be published in its first report of quarterly financial statements as soon as practicable and by the date such information is required to be filed with the SEC.

         SECTION 9.3 EMPLOYEE BENEFITS. Following the consummation of the Merger, as soon as reasonably practicable, HCC shall arrange to make generally available to the employees of SCC, the benefits generally applicable to employees of HCC.

         SECTION 9.4 COVENANTS RELATING TO SALES UNDER RULE 144.

         (a) SEC Reporting Requirements, Etc. For so long as any shares of the HCC Common Stock are owned of record by any of the Sellers, HCC agrees that:

             (i) HCC shall maintain in full force and effect at all times the registration of the HCC Common Stock with the SEC pursuant to Section 12 of the Exchange Act, and shall at all times remain subject to the reporting requirements of Section 13 of the Exchange Act;

             (ii) HCC shall at all times file, when due, all reports required to be filed with the SEC pursuant to Section 13 of the Exchange Act; and

             (iii) HCC shall from time to time take such other action that may be required of an issuer of securities under Rule 144 promulgated under the Securities Act ("Rule 144"), to maintain the eligibility of the HCC Common Stock for sale thereunder.

         (b) Sales of HCC Common Stock under Rule 144. HCC agrees that, beginning on a date that is one year from the Closing, not later than three business days after its receipt of written notice from a Seller (each, a "144 Sale Notice," substantially in the form of Exhibit B hereto), notifying HCC that certain shares of HCC Common Stock have been sold under the provisions of Rule 144 (the "Sale Shares"), HCC shall, at its cost and in accordance with and subject to the provisions of Rule 144:

             (1) Remove, or cause to be removed, all restrictive legends appearing on any share certificates evidencing the Sale Shares or otherwise applicable to the Sale Shares;

                  (2) Rescind any stop transfer instructions given at any time by HCC to its stock transfer agent (the "Transfer Agent") that terminate or expire upon a sale of the shares to which such instructions relate in compliance with Rule 144; and

                  (3) Cause its attorneys to issue to the Transfer Agent a written opinion of counsel, stating therein (if true) that the Sale Shares may be transferred without restriction to the purchaser(s) thereof in reliance upon Rule 144 and that any stop transfer instructions with respect to the Sale Shares may be removed.

Provided, however, that each 144 Sale Notice delivered to HCC shall be accompanied by (i) a standard representation letter to HCC from the securities brokerage firm that sold the Sale Shares for such Seller, and (ii) a copy of Form 144 filed with the SEC in connection with the sale of the Sale Shares under Rule 144.

         (c) Pre-Sale Confirmations. HCC agrees that not later than five business days after receiving a written request from a Seller, HCC will confirm, in writing (if true), that the Seller is the registered owner of the shares of HCC Common Stock identified in such written request and that there are no stop transfer instructions in effect with respect to such shares (other than instructions that will terminate or expire upon a sale of such shares in accordance with Rule 144).

         (d) No Effect on Other Rights. Nothing herein shall limit or restrict any rights available to any of the Sellers arising under any federal or state securities laws or regulations.

         (e) Assignment. Each of the Sellers shall have the right, upon written notice to HCC, to transfer, convey and assign all of such Sellers rights arising under this Section 9.4 to any person or entity that acquires any HCC Common Stock from such Seller in a private, non-public transaction (whereupon such other person or entity shall be referred to as a "Seller" for purposes of this
Section 9.4).

         (f) Definition. For purposes hereof, "business days" means any day other than a Saturday, Sunday and U.S. Federal holiday.

         SECTION 9.5 POOLING-OF-INTERESTS. Shareholders shall take no action which could or would result in Purchasers losing the benefits of accounting for the merger as a pooling-of-interests.

         SECTION 9.6 ASSIGNMENT OF COMMISSIONS. Schanen and Tolbert and each other person who is entitled to commissions, fees or other amounts attributable to business written by any such person for business written on behalf of SCC or Merger Sub shall irrevocably assign the rights to such fees, commissions or other amounts to SCC or Merger Sub.

                                   ARTICLE 10
                            TERMINATION OF AGREEMENT

         SECTION 10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date:

         (a) By the mutual consent of the Shareholders and Purchasers.

         (b) By Purchasers or by the Shareholders if there has been a material breach by the other of any representation or warranty contained in this Agreement, which in either case cannot be, or has not been, cured within 15 days after written notice of such breach is given to the Party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

         (c) By Purchasers or by the Shareholders if all conditions of Closing required by Article 8 hereof have not been met or waived by January 31, 2001 (the "Termination Date"). Provided, however, that neither Purchasers nor Shareholders, shall be entitled to terminate this Agreement pursuant to this subparagraph (c) if such Party is in material violation of any of its representations, warranties or covenants in this Agreement.

         (d) If any governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

         SECTION 10.2 EFFECT OF TERMINATION. Each Party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the Parties under this Agreement will terminate except that the obligations in Section 7.7, Section 13.3, Section 13.5, Section
13.6 and Section 13.11 will survive; provided, however, that if this Agreement is terminated by a Party because of the breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE 11
                                 CLOSING MATTERS

         SECTION 11.1 THE CLOSING. Subject to termination of this Agreement as provided in Article 10 above, the closing of the transactions provided for herein (the "Closing") will take place at the offices of Haynes and Boone, LLP, 1000 Louisiana, Suite 4300, Houston, Texas 77002 at 9:00 a.m., Houston Time on January 19, 2001 or, if all conditions to Closing have not been satisfied or waived by such date, such other place, time and date as the Shareholders and Purchasers may mutually select (the "Closing Date"). Such Closing may, with the consent of all Parties, take place by delivery and exchange of documents by facsimile or electronic mail transmission with originals to follow by overnight mail service courier.

                                   ARTICLE 12
                          INDEMNIFICATION AND REMEDIES

         SECTION 12.1 GENERAL INDEMNIFICATION BY THE SHAREHOLDERS. Each Shareholder, jointly and severally (the "Indemnifying Parties") to the extent hereinafter set forth, covenants and agrees to indemnify, defend, protect and hold harmless HCC, Merger Sub and the Surviving Corporation and their respective officers, directors, employees, shareholders, members, assigns, successors and affiliates (individually, an "Indemnified Party" and collectively, "Indemnified Parties") from, against and in respect of:

         (a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

             (i) any breach of any representation or warranty of SCC or the Shareholders set forth in this Agreement or any schedule or certificate, delivered by or on behalf of SCC or the Shareholders in connection herewith; or

             (ii) any nonfulfillment of any covenant or agreement by the Shareholders, or, prior to the Effective Time, SCC, under this Agreement; or

             (iii) the business, operations or assets of SCC prior to the Closing Date or the actions or omissions of SCC's officers, employees or agents prior to the Closing Date; or

             (iv) the matters disclosed on the Disclosure Schedule or the nonfulfillment of any representation, covenant or agreement described in Section 3.5, Section 3.6, Section 3.10, Section 3.12 or Section 3.13; or

             (v) the failure of SCC or any Shareholder to obtain any necessary consent relating to the leasing by SCC of the leasehold property utilized by SCC; or

             (vi) fraud; and

         (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 12.1; and

         (c) all representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedules, the supplements to the Disclosure Schedules, the certificates delivered pursuant to this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedies based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages or other remedies based on such representation, warranties, covenants and obligations.

         SECTION 12.2 LIMITATION AND EXPIRATION. Notwithstanding the above:

         (a) (i) there shall be no liability for indemnification under Section
12.1 unless the aggregate amount of Damages exceeds $100,000 (the "Franchise Deductible"); provided, however, if Damages exceed the Franchise Deductible, the Indemnifying Persons shall be liable for all such Damages and (ii) provided, further that the Franchise Deductible shall not apply to Damages arising out of any breaches of the covenants of the Shareholders set forth in this Agreement or representations and warranties made in Section 3.1, Section 3.5, Section 3.6,
Section 3.10 or Section 3.12 or for fraud (the "Deductible Exclusions");

         (b) the aggregate amount of any Shareholders' liability under this
Article 12 except for matters referred to as Deductible Exclusions shall not exceed an amount equal to the Merger Consideration valued at the Closing Date Price, defined below and received by such Shareholder;

         (c) the indemnification obligations under this Article 12, or under any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this Section 12.2(c):

                  (i) (1) with respect to claims relating to or arising out of
         (i) any Taxes arising out of or relating to the business of SCC; or
         (ii) any taxes arising out of the payment of salaries, wages, bonuses, commissions, distributions or the granting of options or stock to any shareholder during their entire term as an employee, whether a shareholder at the time of payment or not; (iii) any taxes arising out of the reorganization of the shareholdings or the reorganization of the structure of the entities prior to the Closing Date; or (iv) the irrevocable assignment of all commissions, fees or other amounts due to SCC; or (v) any damages or expenses arising from or related to the claims alleged by Dr. Arun Misra against Tolbert, SCC or any other employee or shareholder of SCC: (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, ten (10) years after the Closing Date; or

                       (2) with respect to claims other than those specified in clause (i)(1) of this Section 12.2(c) that are of a nature and of sufficient materiality typically expected to be encountered in the audit process, on the completion of the first independent audit of the financial statements of the combined operations of HCC and SCC; or

                       (3) with respect to all claims other than those referred to in clause (i)(1) or (2) of this Section 12.2(c), twelve (12) months after the Effective Time; or

                  (ii) the final resolution of claims or demands pending as of the relevant dates described in clause (i) of this Section 12.2(c) (such claims referred to as "Pending Claims") and Possible Claims. For purposes of this Agreement, a Possible Claim shall be one in which an Indemnified Party has notified the Indemnifying Party that a possible claim or demand may be made against the Indemnified Party for which indemnification under this Article 12, might be applicable, provided, however, that a Possible Claim, which has not become a Pending Claim, shall not extend the term of the Escrow Agreement beyond the Escrow Agreement's termination date by more than three (3) months.

         SECTION 12.3 AGREEMENT TO INDEMNIFY. Subject to the limitations set forth in this Article 12 and except as set forth in Section 12.2, each Shareholder shall be liable severally and Pro Rata (as hereinafter defined) (hereafter in this Section 12.3 referred to as "HCC Damages"). "Pro Rata" for purposes of Section 12.1 and Section 12.2 with respect to each Shareholder shall mean the proportion that such Shareholder's holdings of SCC Common Stock as of the time immediately prior to the Effective Time bears to the total shares of SCC Common Stock held by all Shareholders as of the time immediately prior to the Effective Time. In seeking indemnification for HCC Damages under this
Article 12 following the Closing, the Indemnified Persons' remedy will be limited to receiving up to that number of shares of HCC Common Stock determined by dividing (a) the amount of the HCC Damages by (b) the closing sale price of HCC's Common

Stock on the NYSE on the Effective Date (the "Closing Date Price"). Provided, however, that irrespective as to the number of claims asserted by Indemnified Persons hereunder and the amount of the HCC Damages for which indemnification is sought, any such Shareholder, in the aggregate, shall under no circumstances be required to make indemnification payments hereunder beyond the Closing Date Price multiplied by the number of shares of HCC Common Stock received by such Shareholder at the time of the Merger (the "Maximum Shareholder Liability"). Notwithstanding anything to the contrary set forth herein, in the event that at the time of the resolution of any such indemnification claim, such Shareholder does not hold the number of shares of HCC Common Stock (including any shares otherwise acquired at any time before or after the Effective Time or at any time after any claim is made for indemnification) necessary to settle any indemnification claim, then such Shareholder shall pay in cash or other immediately available funds the cash equivalent of the remainder of his in-stock indemnification obligations under this Section 12.3 up to his Maximum Shareholder Liability. In lieu of HCC Common Stock, any Shareholder shall have the option to pay in cash or other immediately available funds the cash equivalent of all or any part of his in-stock Maximum Shareholder Liability.

         SECTION 12.4 HCC AGREEMENT TO INDEMNIFY. Subject to the limitations set forth in this Article 12, HCC will indemnify and hold harmless SCC, and the SCC Shareholders and their officers, shareholders, directors, administrators, successors and assigns from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, (hereafter in this Section 12.4 referred to as "SCC Damages") arising out of any misrepresentation or breach of or default under any of the representations, warranties, covenants and agreements given or made by HCC or Merger Sub in this Agreement or any certificate or exhibit delivered by or on behalf of HCC or Merger Sub pursuant hereto. In seeking indemnification for SCC Damages under this Section 12.4 following the Closing, the Indemnified Party's remedy will be limited to receiving that number of additional shares of HCC Common Stock determined by dividing (a) the amount of the SCC Damages by (b) the Closing Date Price. Provided, however, that irrespective of the number of claims asserted by Indemnified Persons hereunder in the amount of the SCC Damages for which indemnification is sought, HCC, in the aggregate, shall under no circumstances be obligated to make an indemnification payment hereunder beyond that number of additional shares of HCC Common Stock equal to the total number of shares of HCC Common Stock provided to the SCC Shareholders on the Effective Date (the "Maximum HCC Liability"). The indemnification provided for in this Section 12.4 will not apply unless and until the aggregate SCC Damages for which one or more Indemnified Party seeks indemnification exceeds $100,000 in the aggregate, in which event the indemnification provided for will include all SCC Damages (a Franchise Deductible) up to the Maximum HCC Liability. The Franchise Deductible and Maximum HCC Liability shall not apply to damages arising from fraud.

         SECTION 12.5 PROCEDURE FOR INDEMNIFICATION; THIRD PARTY CLAIMS.

         (a) Promptly after receipt by an Indemnified Party under this Article 12 of notice of a claim or if the Indemnified Party believes it is or could be entitled to indemnification under this Article 12 (collectively a "Claim"), the Indemnified Party will, if a claim is to be made against an Indemnifying Party, give prompt written notice to the Indemnifying Party of the Claim, but the failure to promptly notify the Indemnifying Party will not relieve the Indemnifying Party of any Liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party's failure to give such prompt notice. Such notice shall contain a description in reasonable detail of facts upon which such Claim is based and, to the extent known, the amount thereof. Such notice shall serve to preserve the Indemnified Party's claim for indemnity against the Indemnifying Party without regard to the expiration of the time periods set forth in Section 12.2 hereof.

         (b) If any Claim referred to in this Article 12 is made by a third party against an Indemnified Party and such Indemnified Party gives written notice to the Indemnifying Party of the Claim, the Indemnifying Party will be entitled to participate in the defense of Claim but under all circumstances HCC shall be entitled to assume the defense of the Claim and, thereafter, if HCC has so assumed the defense, no other Party hereto will be liable under this Article 12 for any fees of counsel or any other expenses with respect to the defense of the Claim in each case subsequently incurred in connection with the defense of the Claim unless such other Party elects to retain its separate counsel. If HCC is not the Indemnifying Party and elects, in writing, not to assume the defense, the Indemnifying Party shall assume the defense and HCC will not be liable for any fees or expenses with respect to the defense of the Claim, unless HCC elects to retain its separate counsel.

         SECTION 12.6 LIMITATION ON LIABILITY. It is a fundamental point of mutual agreement among all Parties hereto that the Parties' liability for and in respect of this Agreement and the Merger shall, except for matters relating to Deductible Exclusions, be limited to the absolute, fixed dollar amounts and for the absolute, fixed time limitations specified in this Article 12. These limitations of amount of liability and time to assert any such liability shall apply to all claims and other demands, charges, allegations, liabilities, responsibilities, exposures and the like.

                                   ARTICLE 13
                                  MISCELLANEOUS

         SECTION 13.1 APPOINTMENT OF REPRESENTATIVE. Subject to the successorship provisions of this Section 13.1, Schanen (the "Representative") is hereby irrevocably appointed as the attorney-in-fact and representative of the interests of the Shareholders for all purposes of this Agreement, and notice is hereby given thereof to HCC and Merger Sub, and, without independent verification, HCC and Merger Sub may rely upon Representative's undertakings in such capacity. The Representative shall have full and irrevocable authority on behalf of the Shareholders, and shall promptly and completely exercise such authority in a timely fashion to:

         (a) participate in, represent and bind the Shareholders in all respects with respect to any arbitration or legal proceeding relating to this Agreement, including, without limitation, the defense and settlement of any matter, and the calculation thereof for every purpose thereunder, consent to jurisdiction, enter into any settlement, and consent to entry of judgment, each with respect to any or all of the Shareholders;

         (b) receive, accept and give notices and other communications relating to this Agreement;

         (c) take any action that the Representative deems necessary or desirable in order to fully effectuate the transactions contemplated by this Agreement;

         (d) execute and deliver any instrument or document that the Representative deems necessary or desirable in the exercise of his authority under this Section 13.1; and

         (e) waive the fulfillment of any condition or conditions to the Closing.

         Those Shareholders who, as of the Effective Date, hold a majority of the SCC Common Stock may, at any time and by written action delivered to HCC, remove the Representative or any successor thereto, but such removal shall be effective only upon the replacement of such Representative or successor by a new Representative designated, by written notice delivered to HCC, by those Shareholders who, as of the date hereof hold a majority of SCC Common Stock, provided, however, that any such notice shall be effective upon actual receipt by HCC. Any such written notice shall be delivered to HCC in accordance with the notice provisions set forth in Section 13.4 hereof. If any Representative shall have died, become Disabled or unable to serve, those Shareholders who, as of the date hereof, hold a majority of SCC Common Stock shall promptly designate by written notice delivered to HCC, a replacement Representative. Any costs and expenses incurred by the Representative in connection with actions taken pursuant to or permitted by this Section 13.1 will be borne by the Shareholders and paid or reimbursed to the Representative Pro Rata.

         The foregoing authorization is granted and conferred in consideration for the various agreements and covenants of HCC and Merger Sub contained herein. In consideration of the foregoing, and subject to the successorship provisions of this Section 13.1, this authorization granted to the Representative shall be irrevocable and shall not be terminated by any act of any of the Shareholders or by operation of law, whether by death or incompetence of any Shareholder or by the occurrence of any other event except the termination of this Agreement pursuant to Section 10.1 hereof. If after the execution hereof any such Shareholder shall die or become incompetent, the Representative is nevertheless authorized and directed to exercise the authority granted in this Section 13.1 as if such death or incompetence had not occurred and regardless of notice thereof. The Representative shall have no liability to any Shareholder for any act or omission or obligation hereunder, provided that such action or omission is taken by the Representative in good faith and without willful misconduct.

         SECTION 13.2 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         SECTION 13.3 FEES AND EXPENSES. Until otherwise agreed by the parties, each party shall bear its own fees and expenses, including counsel fees and fees of brokers and investment bankers contracted by such party, in connection with the transaction contemplated hereby.

         SECTION 13.4 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by facsimile, or prepaid overnight courier addressed as follows:

         HCC and Merger Sub:

                  HCC Insurance Holdings, Inc.
                  13403 Northwest Freeway
                  Houston, Texas  77040-6094
                  Attention:  General Counsel
                  Fax:  (713) 744-9648

         with a copy (which shall not constitute notice) to:

                  Haynes and Boone, LLP
                  1000 Louisiana Street, Suite 4300
                  Houston, Texas  77002-5012
                  Attention:  Arthur S. Berner, Esq.
                  Fax:  (713) 236-5652

         SCC and Schanen (individually and as Representative)

                  James Scott Schanen
                  7000 Central Parkway, Suite 1220
                                       -
                  Atlanta, Georgia  30328
                  Fax:  (770) 551-2166

         with a copy (which shall not constitute notice) of any notice to SCC or any Shareholder to:

                  Epstein Becker & Green, P.C.
                  Suite 1400 - The Lenox Building
                  3399 Peachtree Road, N.E.
                  Atlanta, Georgia  30326
                  Attention:  Robert N. Berg, Esq.
                  Fax:  (404) 812-5699

         Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to other parties in conformity with this Section. In the event Schanen is no longer the Representative, such successor Representative's address shall be the address for the Shareholders.

         SECTION 13.5 GOVERNING LAW. The internal laws of the State of Texas (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute arising hereunder shall lie exclusively in the state courts of the State of Texas, or in the Federal courts sitting in Harris County, Texas.

         SECTION 13.6 BINDING UPON SUCCESSORS AND ASSIGNS, ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of the others, provided, however, that HCC shall be permitted at any time prior to the Effective Time to cause the assignment of Merger Sub's rights and obligations under this Agreement to another wholly-owned Subsidiary of HCC (without in any way relieving HCC of its obligations under this Agreement with respect to Merger Sub or the Merger).

         SECTION 13.7 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         SECTION 13.8 ENTIRE AGREEMENT. This Agreement and the Operative Agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between parties with respect hereto.

         SECTION 13.9 AMENDMENT AND WAIVERS. Any amendment or waiver affecting the Shareholders shall be valid if consented to in writing by the Representative or Shareholders holding a majority of the shares of SCC Common Stock (i) if given or made prior to the Effective Time, such majority as determined as of the date of such amendment or waiver, and (ii) if given or made at or after the Effective Time, such majority as determined immediately prior to the Effective Time. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by those persons as provided in this Section 13.9. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default, unless such waiver so expressly states. At any time before the Effective Time, this Agreement may be amended or supplemented by SCC, the Shareholders or HCC with respect to any of the terms contained in this Agreement.

         SECTION 13.10 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         SECTION 13.11 CONSTRUCTION OF AGREEMENT. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." No Party shall be deemed to have prepared this Agreement for purpose of aiding in the construction thereof.

         SECTION 13.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any Party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the Parties reflected hereon as signatories.

         SECTION 13.13 SHAREHOLDER KNOWLEDGE. THE SHAREHOLDERS ACKNOWLEDGE THAT THEY (a) HAVE KNOWLEDGE AND EXPERIENCE IN BUSINESS AND FINANCIAL MATTERS THAT ENABLE THEM TO EVALUATE THE MERITS AND RISKS OF ENTERING INTO THIS AGREEMENT,
(b) HAVE READ AND UNDERSTAND THE PROVISIONS HEREOF, (c) ARE NOT IN A DISPARATE BARGAINING POSITION, AND (d) HAVE BEEN REPRESENTED BY, OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED BY, LEGAL COUNSEL IN CONNECTION WITH THE NEGOTIATION

AND EXECUTION OF THIS AGREEMENT. THE SHAREHOLDERS EACH FURTHER ACKNOWLEDGE AND AGREE THAT IN EXECUTING THIS AGREEMENT, NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO SUCH SHAREHOLDER AND SUCH SHAREHOLDER HAS NOT RELIED UPON ANY STATEMENT OR REPRESENTATION PERTAINING TO THE SUBJECT MATTER HEREOF MADE BY HCC, OR ANY OTHER PARTY. THE SHAREHOLDERS FURTHER ACKNOWLEDGE THAT THEY UNDERSTAND THAT THE LAW FIRM OF EPSTEIN BECKER & GREEN, P.C. DOES NOT REPRESENT THEIR INDIVIDUAL INTERESTS AND REPRESENTS ONLY SCC AND THE SHAREHOLDERS GENERALLY. THE SHAREHOLDERS AGREE THAT TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THIS PARAGRAPH CONSTITUTES A CONSPICUOUS NOTICE.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

PURCHASERS:

HCC INSURANCE HOLDINGS, INC.


By: /s/ FRANK J. BRAMANTI
   ---------------------------------------
Name:  Frank J. Bramanti,
Title: Executive Vice President

HCC EMPLOYEE BENEFITS, INC.


By: /s/ FRANK J. BRAMANTI
   ---------------------------------------
Name:  Frank J. Bramanti,
Title: Executive Vice President

SHAREHOLDERS:

/s/ JAMES SCOTT SCHANEN
------------------------------------------
JAMES SCOTT SCHANEN

/s/ LISA RAE SCHANEN
------------------------------------------
LISA RAE SCHANEN


------------------------------------------
CONNOR SCHANEN QSST

By: /s/ LISA RAE SCHANEN
    --------------------------------------
         Trustee

------------------------------------------
AUSTIN SCHANEN QSST

By: /s/ LISA RAE SCHANEN
    --------------------------------------
         Trustee

/s/ KEVIN TOLBERT
------------------------------------------
KEVIN TOLBERT



                      (Signature page - Merger Agreement)

SCHANEN CONSULTING CORPORATION


By: /s/ JAMES SCOTT SCHANEN
   --------------------------------------------------
Name:  James Scott Schanen
Title:  President



                      (Signature page - Merger Agreement)

                                    Exhibit B

                        [Shareholder's Name and Address]



                                     [Date]


HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas  77040-6094
Attention: General Counsel
Fax (713) 744-9647

Ladies and Gentlemen:

         The undersigned proposes to sell an aggregate of ______ shares of the common stock, $1.00 par value per share, (the "Stock") of HCC Insurance Holdings, Inc. (the "Company") through ___________(the "Broker") in accordance with the requirements of Rule 144, as amended ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Act"). The undersigned hereby requests that the restrictive legends now appearing upon certificates representing the Stock owned beneficially and of record by the undersigned be removed and that the stop transfer instructions to the Company's transfer agent (the "Transfer Agent") with respect to the Stock be rescinded, in accordance with and pursuant to Rule 144. It is understood, however that legends will only be removed and instructions rescinded in order to effect the transfer of Stock already sold in compliance with Rules 144 (the "Sale Shares") and after confirmation of this fact is received from the Broker who has executed my order to sell the Stock.

         In addition, if required by such Transfer Agent, the undersigned requests that your attorneys provide to the Transfer Agent a written opinion of counsel (the "Opinion"), confirming that the Sale Shares may be transferred without restriction to the purchaser(s) thereof in reliance upon Rule 144 and that any stop transfer instructions with respect to the Sale Shares may be removed.

         In support of this request and in consideration for the removal of such legends and rescission of such instructions to effect transfers after sales have been made in compliance with Rule 144, and in order to permit your attorneys to render the Opinion, the undersigned hereby represents, warrants and agrees with the Company and your attorneys who furnish the Opinion as follows:

1. Attached hereto is a fully completed and manually signed copy of a Notice of Proposed Sale of Securities Pursuant to Rule 144 ("Form 144") with respect to the sale of the Stock. As set forth on Form 144, the undersigned has been the beneficial owner of the Stock for a period of at least one (1) year prior to the date hereof as computed in accordance with paragraph (d) of Rule

         144. The Stock was acquired by the undersigned in one or more transactions not involving a public offering.

2. At the time of any sale of the Stock for the undersigned, the aggregate number of shares of the Company's common stock that are restricted securities, as defined in Rule 144(a)(3), sold by the undersigned or for the undersigned's account and by or for the account of any person whose sales are required by paragraph (a)(2) and paragraph (e)(3) of Rule 144, to be aggregated with sales by or for it (other than shares registered under the Act or sold in private placement or Regulation A transactions) will not exceed the amounts permitted under Rule 144(e).

3. The undersigned represents and warrants that the undersigned is not acting in concert with any other person, firm or entity in connection with the sales contemplated herein.

4. The undersigned agrees that the Stock will only be sold in "brokers' transactions" within the meaning of Section 4(4) of the Act and the rules and regulations thereunder and otherwise in compliance with Rule
         144. The undersigned has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy the Stock in anticipation of or in connection with such proposed sale; and such sale or sales shall be made in transactions contemplated by paragraph (f) under Rule 144. The undersigned has no sell orders open in the Stock, or in any security convertible into the Stock with any other broker or bank and will not place any such sell orders pending the completion of this transaction. The undersigned has no present intention of selling any additional securities of the same class as the Stock or any securities convertible into the same class as the Stock. The undersigned has not made, and will not make, any payment in connection with the offering or sale of the Stock to any person, other than the usual and customary broker's commission paid to the Broker in connection therewith.

5. Concurrently with the placing with the Broker of an order to sell the Stock in reliance upon Rule 144, the undersigned will (i) mail or transmit to the Securities and Exchange Commission (the "SEC"), 450 Fifth Street, N.W., Washington, D.C. 20549, three fully completed signed copies of Form 144, one copy of which has been manually signed;
         (ii) if the Company's securities are admitted to trading on any national securities exchange, the undersigned will transmit one manually signed copy of the Form 144 to the principal exchange on which such securities are admitted to trading; (iii) mail or deliver to the Company and the Broker a manually signed copy of the Form 144 as sent to the SEC; and (iv) if all of the Stock for which the Form 144 is filed are not sold within ninety (90) days thereafter, to mail three copies of an amended and signed Form 144, one copy of which has been manually signed to the SEC, one manually signed copy of the amended Form 144 to any exchange as set forth in subsection (ii) hereof and one manually signed copy of amended Form 144 to the Company and the Broker prior to the commencement of further sales, together with such documents evidencing reaffirmation of the warranties contained herein as Company may request. The undersigned represents that the information contained in the Form 144 which will be filed with the SEC with respect to the Stock, whether originally or as amended, will be complete and correct as at the dates thereon.

6. The undersigned represents that the undersigned presently has a bona fide intention of selling the Stock under the terms and conditions of Rule 144 and that the undersigned has no knowledge of any material adverse information in regard to the current and prospective operations of the Company which has not been publicly disclosed.

7.       The Company has informed the undersigned that as of the date hereof it
         (i) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (ii) has been subject to the such filing requirements for the past ninety (90) days. The undersigned does not know of have any reason to believe that the Company has not complied with the reporting requirements referred to in Rule 144(c)(1). The IRS identification number and the SEC file number set forth on the attached Form 144 have been supplied by the Company and the Company has informed the undersigned that the number of shares of the Company's common stock shown as outstanding on such Form 144 is the number shown as outstanding by the most recent report or statement published by the Company.


                                   Sincerely,


                                   [Shareholder  Name]




                                       3